Exhibit 3.1
COLONIAL PROPERTIES TRUST
STATEMENT OF CANCELLATION
Dated September 13, 2010
This STATEMENT OF CANCELLATION (the “Statement of Cancellation”) is made as of the date set forth above by Colonial Properties Trust.
WHEREAS, Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), duly authorized and issued 400,473 preferred shares of beneficial interest designated as 8 1/8 % Series D Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company (the “Series D Preferred Shares”);
WHEREAS, the Company redeemed and reacquired all 400,473 Series D Preferred Shares on September 10, 2010; and
WHEREAS, the Board of Trustees of the Company (the “Board of Trustees”) desires to cancel the Series D Preferred Shares and thereby restore them to the status of authorized and unissued preferred shares of the Company.
NOW THEREFORE, in accordance with Section 6.32(b) of Chapter 2B of Title 10 of the Code of Alabama, the Board of Trustees does hereby set forth and certify the following information:
1. The name of the trust is Colonial Properties Trust.
2. 400,473 shares of Series D Preferred Shares of the Company were reacquired by the Company on September, 2010, and were subsequently cancelled pursuant to resolutions of the Board of Trustees adopted pursuant to a unanimous written consent of the Board of Trustees, effective August 9, 2010.
3. The aggregate number of issued shares of the Company after giving effect to the cancellation of the Series D Preferred Shares is as follows:

Common Shares of Beneficial Interest	77,585,458
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Statement of Cancellation has been signed on this 13th day of September, 2010, on behalf of the Company, by the undersigned officer, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

COLONIAL PROPERTIES TRUST

By:	C. Reynolds Thompson, III

Name:	C. Reynolds Thompson, III

Title:	President and CEO

STATE OF ALABAMA	)

COUNTY OF JEFFERSON	)
I, the undersigned, a notary public in and for said county in said state, hereby certify that C. Reynolds Thompson, III, whose name as President and CEO of Colonial Properties Trust, an Alabama real estate investment trust, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said real estate investment trust, acting in his capacity of said real estate investment trust for and as the act of said real estate investment trust.
Given under my hand and official seal this 13th day of September, 2010.

/s/ Lori S. Dixon
Notary Public

[NOTARIAL SEAL]	My commission expires: 2-23-2014